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                                                                     EXHIBIT 4.2

                           COLORADO PRIME CORPORATION
                          COLORADO PRIME HOLDINGS, INC.

                           100,000 Units Consisting of

                    $100,000,000 12.50% Senior Notes due 2004
                                       and
                       Warrants to Purchase 19,608 Shares

                               Purchase Agreement



May 6, 1997

J.P. Morgan Securities Inc.
NatWest Capital Markets Limited
Dresdner Kleinwort Benson North America LLC
  c/o J.P. Morgan Securities Inc.
  60 Wall Street
  New York, New York 10260-0060

Ladies and Gentlemen:

         Colorado Prime Corporation, a corporation formed under the laws of the state of Delaware (the "Company"), and Colorado Prime Holdings, Inc., a corporation formed under the laws of the state of Delaware ("CPH"), propose to issue and sell to J.P. Morgan Securities Inc., NatWest Capital Markets Limited and Dresdner Kleinwort Benson North America LLC (the "Initial Purchasers") 100,000 Units (the "Units") consisting in the aggregate of $100,000,000 principal amount of the Company's 12.50% Senior Notes due 2004 (the "Notes") and Warrants (the "Warrants") to purchase 19,608 shares of common stock, par value $0.01 per share (the "Shares"), of CPH. The Company's payment obligations under the Notes will be guaranteed by all existing subsidiaries and any future U.S. subsidiaries (the "Subsidiary Guarantors"). The Notes will be issued pursuant to the provisions of an Indenture to be dated as of May 9, 1997 (the "Indenture") among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). The Shares issuable upon exercise of the Warrants are collectively referred to herein as the "Warrant Shares." The Warrants are to be issued pursuant to a Warrant Agreement (the "Warrant Agreement") to be dated as of the Closing Date (as defined) between CPH and The Bank of New York, as warrant agent (the "Warrant Agent").

         The sale of the Units to the Initial Purchasers will be made without registration of the Units under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption therefrom provided in Section 4(2)
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of the Securities Act. Holders of the Notes will have the benefits of a
Registration Rights Agreement to be dated as of May 9, 1997 among the Company, the Subsidiary Guarantors and the Initial Purchasers (the "Registration Rights Agreement").

         It is understood that the Units are being offered in connection with the merger (the "Merger") of KPC Holdings Corporation ("KPC Holdings"), the parent of the Company, and Colorado Prime Acquisition Corp. ("CPAC"), a transitory acquisition subsidiary to be established prior to consummation of the Merger. Upon consummation of the Merger, KPC Holdings will be the surviving corporation and will be renamed Colorado Prime Holdings, Inc. References to "Holdings" herein refer to KPC Holdings prior to the Merger and CPH after the Merger. The Merger is part of the Transactions (as defined in the Offering Memorandum). It is understood that the Company will, as part of the Transactions, enter into a Credit Agreement (together with the related guarantees and collateral documents required to be delivered by the Company, the Subsidiary Guarantors and Holdings on the Closing Date, the "Credit Agreement") with Dresdner Bank AG, New York and Grand Cayman Branches, as agent and certain other financial institutions.

         Each of the Company and Holdings hereby agrees with the Initial Purchasers as follows:

           1. Each of the Company and Holdings agrees to issue and sell the Units to the Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company and Holdings the respective amount of Units set forth opposite such Initial Purchaser's name in Schedule I hereto at a price (the "Purchase Price") equal to $958.60 per Unit.

           2. Each of the Company and Holdings understands that the Initial Purchasers intend (i) to offer privately their respective portions of the Units as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Units upon the terms set forth in the Offering Memorandum (as defined below).

         Each of the Company and Holdings confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Units. Each Initial Purchaser hereby makes to each of the Company and Holdings the following representations and agreements:

                  (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act;


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                  (ii)  it will not solicit offers for, or offer to sell, the
         Units by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act); and

                  (iii) it will solicit offers for the Units only from, and will offer the Units only to, (1) in the case of offers inside the United States (A) persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act and that in connection with each such offer it will take reasonable steps to ensure that the purchaser of such Units is aware that such sale is being made in reliance on Rule 144A and (B) institutions which it reasonably believes are "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, who, in the case of purchasers described in this clause
         (B), purchase not less than $250,000 in aggregate amount of Units for their own account and for any discretionary account for which they are acquiring Units and provide it a letter in the form of Annex A to the Offering Memorandum and (2) in the case of offers outside the United States, upon the terms and conditions set forth in Annex I hereto.

         3. Payment for the Units shall be made by wire transfer in immediately available funds, to the account specified by the Company to the Initial Purchasers no later than noon on the Business Day (as defined below) prior to the Closing Date (as defined below), on May 9, 1997, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Certificates for the Units shall be registered in such names and issued in such denominations as the Initial Purchasers shall request not later than two Business Days prior to the Closing Date. Such certificates will be made available for inspection by the Initial Purchasers at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date. Certificates evidencing the Units, each such Unit consisting of $1,000 aggregate principal amount of Notes and one Warrant, shall be delivered to the Initial Purchasers on the Closing Date against payment therefor, with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Units duly paid by the Company.

         4. Each of the Company, Holdings and the Subsidiary Guarantors represent and warrant to each Initial Purchaser that:


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                  (a) a preliminary offering memorandum, dated April 15, 1997, as amended by alternative pages including a new cover page dated April 22, 1997 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated May 6, 1997 (the "Offering Memorandum"), have been prepared in connection with the offering of the Units. The Offering Memorandum and any amendments or supplements thereto did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions in the Offering Memorandum based upon information furnished to the Company in writing by the Initial Purchasers expressly for use therein;

                  (b) the financial statements, and the related notes thereto, included in the Offering Memorandum present fairly in conformity with United States generally accepted accounting principles and practices applied on a consistent basis, the consolidated financial position of the Company and its subsidiaries, as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified: and the pro forma financial information, and the related notes thereto, included in the Offering Memorandum are based upon good faith estimates and assumptions believed by the Company to be reasonable;

                  (c) since the respective dates as of which information is given in the Offering Memorandum, there has not been any material change in the capital stock or long-term debt of either Holdings or the Company and its subsidiaries, or any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of either Holdings or the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum; and except as set forth or contemplated in the Offering Memorandum, none of Holdings, the Company or any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to Holdings or the Company and its subsidiaries taken as a whole;

                  (d) each of Holdings, the Company and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority


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         (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on either of Holdings or the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of the Subsidiary Guarantors have been duly authorized and validly issued, are fully paid and nonassessable, and (except to secure obligations under the Credit Agreement) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims; and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except to secure obligations under the Credit Agreement) are owned directly or indirectly by Holdings, free and clear of all liens, encumbrances, equities or claims;

                  (e) the Company and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the Registration Rights Agreement and in the case of the Company to issue, sell and deliver the Notes to the Initial Purchasers as provided herein and to consummate the Transactions and in the case of the Subsidiary Guarantors to guarantee the Notes; and Holdings has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrant Agreement and the Warrants and to issue, sell and deliver the Warrants to the Initial Purchasers as provided herein and to consummate the Transactions and to issue, sell and deliver the Warrant Shares upon exercise of the Warrants;

                  (f) this Agreement has been duly authorized, executed and delivered by each of the Company and each of the Subsidiary Guarantors and on the Closing Date, this Agreement shall be duly authorized, executed and delivered by Holdings;

                  (g) the Registration Rights Agreement has been duly and validly authorized by each of the Company and the Subsidiary Guarantors and, when duly executed and delivered by each of the Company and the Subsidiary Guarantors, will be the legally valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or


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         affecting creditors generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) the enforceability of rights to indemnification and contribution under the Registration Rights Agreement may be limited by applicable law and equitable consideration of public policy issues; when executed and delivered the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

                  (h) each of the agreements and other documents comprising the Credit Agreement have been duly authorized by the Company and the Subsidiary Guarantors, and when executed and delivered by the Company and the Subsidiary Guarantors, will constitute valid and binding agreements of the Company and the Subsidiary Guarantors, enforceable in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally and the availability of equitable remedies may be limited by equitable principles of general applicability;

                  (i) the Transactions have been duly authorized by all requisite corporate action on the part of each of the Company and the Subsidiary Guarantors and on the Closing Date, the Transactions shall be duly authorized by all requisite corporate action on the part of Holdings;

                  (j) the Notes and the guarantees thereof have been duly authorized, and when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms and entitled to the benefits provided by the Indenture except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally and the availability of equitable remedies may be limited by equitable principles of general applicability; the Indenture (including the guarantees of the Notes by each of the Subsidiary Guarantors) has been duly authorized by the Company and the Subsidiary Guarantors and, when executed and delivered by the Company and the Subsidiary Guarantors (assuming the due execution and delivery thereof by the Trustee), the Indenture will constitute a valid and binding instrument of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or

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         affecting creditors generally and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Notes and the Indenture will conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

                  (k) as of the Closing Date, (i) the Warrants will have been duly authorized and, when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms hereof, will constitute valid and binding obligations of Holdings, and (ii) the Warrant Agreement will have been duly authorized and, when executed and delivered by Holdings, will constitute a valid and binding instrument of Holdings, in each case enforceable against Holdings in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Warrants and the Warrant Agreement will conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

                  (l) the authorized capital stock of Holdings conforms, in all material respects, to the description thereof in the Offering Memorandum; all shares of capital stock of Holdings to be outstanding upon the consummation of the Transactions have been duly authorized and will be validly issued, fully paid and non-assessable; and the Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants and, upon issuance in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and such issuance will not be subject to any pre-emptive or similar rights;

                  (m) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Units) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System;

                  (n) none of Holdings, the Company or any Subsidiary Guarantor is (i) in violation of or in default under its Certificate of Incorporation or ByLaws, (ii) in breach or violation of any judgment, decree or order to which it is a named party, except for any such breach or violation which would not individually or in the aggregate have a material adverse effect on Holdings or the Company and its subsidiaries, taken as a whole or (iii) in breach or default under any terms of any indenture, mortgage, deed of trust, loan


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         agreement or other agreement or instrument to which Holdings, the
         Company or a Subsidiary Guarantor is a party or by which it or any of its properties is bound, except for any breaches or defaults which individually or in the aggregate do not have a material adverse effect on Holdings or the Company and its subsidiaries, taken as a whole; the issue and sale of the Units and the execution, delivery and performance by Holdings, the Company and the Subsidiary Guarantors of all of their respective obligations under the Notes, the Warrants, the Indenture, the Warrant Agreement, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated and the consummation by Holdings, the Company and the Subsidiary Guarantors of the Transactions will not conflict with or constitute or result in a breach of any of the terms or provisions of, or constitute a default under, or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holdings, the Company or any Subsidiary Guarantor is or will be, following the Transactions, a party or by which it is or will be bound or to which any of the property or assets of Holdings, the Company or any Subsidiary Guarantor is or will be subject, except for conflicts, breaches, defaults or violations which individually or in the aggregate would not have a material adverse effect on Holdings or the Company and its subsidiaries, taken as a whole, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of Holdings, the Company or any Subsidiary Guarantor or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Holdings, the Company or any Subsidiary Guarantor or any of their respective properties, except for violations which individually or in the aggregate would not have a material adverse effect on Holdings, the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Units in accordance with this Agreement, the consummation by Holdings, the Company and the Subsidiary Guarantors of the Transactions or, the execution, delivery and performance of this Agreement, the Indenture, the Warrant Agreement, the Notes, the Warrants or the Registration Rights Agreement by Holdings, the Company and the Subsidiary Guarantors, as the case may be, and compliance by Holdings, the Company and the Subsidiary Guarantors with all the provisions thereof to which they are subject, and the consummation of the transactions herein and therein contemplated, except such consents, approvals, authorizations, registrations or qualifications as have been, or prior to the Closing Date will be, obtained or as may be required under any state securities or Blue Sky Laws in connection with the purchase and distribution of the Units by the Initial Purchasers;


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                  (o) there are no legal or governmental investigations,
         actions, suits or proceedings pending or, to the knowledge of either of Holdings or the Company, threatened against or affecting Holdings or the Company or any of its subsidiaries or any of their properties or to which Holdings or the Company or any of its subsidiaries is or may be a party following the Transactions or to which any property of Holdings or the Company or any of its subsidiaries is or may be subject which, if determined adversely to Holdings or the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of Holdings or the Company and its subsidiaries, taken as a whole or which would interfere with or adversely affect the issuance of the Units or the consummation of the Transactions or in any manner draw into question the validity of this Agreement, the Indenture, the Warrant Agreement, the Notes, the Warrants or the Registration Rights Agreement and, to the best of each of Holdings' and the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (p) none of Holdings, the Company, any Subsidiary Guarantor or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of Holdings or the Company or any Subsidiary Guarantor has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum;

                  (q) none of Holdings, the Company, any Subsidiary Guarantor or any person acting on its behalf (other than the Initial Purchasers as to which Holdings, the Company and the Subsidiary Guarantors make no representations) has offered or sold the Units by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Units sold outside the United States to non- U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and each of Holdings, the Company and each Subsidiary Guarantor and any person acting on its behalf (other than the Initial Purchasers as to which Holdings, the Company and the Subsidiary Guarantors make no representations) has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

                  (r) none of Holdings, the Company or any subsidiary is or will be after giving effect to the Transactions, an "investment company" or an entity


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         "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                  (s) it is not necessary in connection with the offer, sale and delivery of the Units in the manner contemplated by this Agreement to register the Units under the Securities Act or to qualify an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended (the "TIA");

                  (t) the Units satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

                  (u) Arthur Andersen LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Securities Act;

                  (v) each of Holdings and the Company and its subsidiaries have good and marketable title in fee simple to all material items of real property and good and marketable title to all material personal property owned by them or to be owned by them following the Transactions, in each case free and clear of all liens, encumbrances and defects except to secure obligations under the Credit Agreement and to secure other liens permitted by the terms and conditions of the Notes and the Indenture and such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by Holdings or the Company and its subsidiaries; and after giving effect to the Transactions any material real property and buildings held under lease by Holdings or the Company and its subsidiaries are and will be held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by Holdings or the Company and its subsidiaries;

                  (w) each of Holdings and the Company has complied, to the extent applicable, with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

                  (x) Holdings, the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, there is no material tax deficiency which has been or might reasonably be expected to be asserted or threatened against Holdings, the Company or any of its subsidiaries;


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                  (y)  Holdings, the Company and its subsidiaries own, possess or have obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate their properties, and Holdings, the Company and its subsidiaries have not received any actual notice, and are not aware, of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and, Holdings, the Company and its subsidiaries are in compliance with all laws and regulations relating to the conduct of their business as of the date hereof, except for violations which individually and in the aggregate would not have a material adverse effect on Holdings or the Company and its subsidiaries, taken as a whole;

                  (z) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company which are likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (aa) the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (bb) upon consummation of the Transactions, the present fair salable value of the assets of the Company and the Subsidiary Guarantors, taken as a whole, will exceed the amount that will be required to be paid on or in


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         respect of their existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of the Company and the Subsidiary Guarantors, taken as a whole, upon the issuance of the Notes, will not constitute unreasonably small capital to carry out their business as now conducted, including the capital needs of the Company and the Subsidiary Guarantors, taking into account the projected capital requirements and capital availability of the Company and the Subsidiary Guarantors. Neither the Company nor the Subsidiary Guarantors (i) is entering into the Transactions with the intent to hinder, delay, or defraud any entity to which it is or will become indebted or (ii) will receive less than reasonably equivalent value in exchange for entering into the Transactions;

                  (cc) except as disclosed in the Offering Memorandum, other than this Agreement there are no contracts, agreements or understandings that would give rise to a valid claim against Holdings, the Company or any Subsidiary Guarantor or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase or sale of the Units;

                  (dd) except as disclosed in the Offering Memorandum, there are no business relationships or related party transactions which would be required to be disclosed by Item 404 of Regulation S-K of the Securities Act in a registration statement of Holdings, the Company and the Subsidiary Guarantors becoming effective on the date hereof; and

                  (ee) following the merger of each of Lexington Funding, Inc. and Verdi Funding Corp. with and into Concord Financial Services, Inc., there are no subsidiaries of the Company except for the Subsidiary Guarantors.

         5. Each of Holdings, the Company and the Subsidiary Guarantors covenants and agrees with each of the Initial Purchasers as follows:

                  (a) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

                  (b) if, at any time prior to the completion of the offering of the Units, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers, such amendments or supplements to the Offering Memorandum as may be necessary so that the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading or so that the Offering Memorandum will comply with law;

                  (c) to cooperate with you and your counsel in connection with the registration or qualification of the Units for offering and sale by the Initial Purchasers under the securities or Blue Sky laws of such jurisdictions as you may reasonably request and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any of Holdings, the Company or the Subsidiary Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject;

                  (d) for five years from the Closing Date, to furnish to the Initial Purchasers copies of all reports or other material communications (financial or other) furnished to holders of Units, and copies of any reports and financial statements filed with the Commission (other than where confidential treatment has been requested) or any national securities exchange;

                  (e) other than the warrants to be issued to Thayer Equity Investors III, L.P. in connection with the Transactions, during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company or any warrants, in each case which are substantially similar to the Notes or the Warrants;

                  (f) to use the net proceeds received in connection with the Transactions in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

                  (g) if requested by you, to use its best efforts to cause such the Units, the Notes and the Warrants to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

                  (h) during the period of two years after the Closing Date, not, and not to permit any of their "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Units which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except with respect to "affiliates" as may be permitted by Rule 144A or Regulation S;

                  (i) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of Holdings', the Company's and the Subsidiary Guarantors' obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee and its counsel, (ii) incident to the preparation, printing and distribution of the Offering Memorandum and any preliminary offering memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Units under the laws of such jurisdictions as the Initial Purchasers may designate (including fees of counsel for the Initial Purchasers and their disbursements), (iv) in connection with the admission of the Notes to the PORTAL trading system of the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Initial Purchasers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Notes, (vii) incurred in connection with a "road show" presentation to potential investors, (viii) of any transfer agent, (ix) incident to the preparation, issuance, execution, countersigning and delivery of the Warrants and (x) of the Initial Purchasers (including, but not limited to, the fees and expenses of counsel for the Initial Purchasers) in an amount not to exceed $350,000;

                  (j) not to solicit any offer to buy or offer to sell the Units by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act;

                  (k) for so long as any of the Notes or Warrants remain outstanding and are "restricted securities" within the meaning of Rule l44(a)(3) under the Securities Act the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Initial Purchasers and any holder of Notes or Warrants in connection with any sale thereof and any prospective purchaser of such Notes or Warrants, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) ("Rule l44A(d)(4) Information") under the Securities Act (or any successor thereto); and

                  (l) not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Units contemplated hereby;

                  (m) to reserve and continue to reserve as long as any Warrants are outstanding, a sufficient number of Shares for issuance upon exercise of the Warrants.

         6. The several obligations of the Initial Purchasers hereunder to purchase the Units on the Closing Date are subject to the performance, in all material respects, by Holdings, the Company and each Subsidiary Guarantor of its obligations hereunder and to the following additional conditions:

                  (a) the representations and warranties of each of Holdings, the Company and each Subsidiary Guarantor contained herein are true and correct on and as of the Closing Date and after consummation of the Transactions as if made on and as of the Closing Date and after consummation of the Transactions; and Holdings, the Company and each Subsidiary Guarantor shall have complied, in all material respects, with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by Holdings or the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (c) since the respective dates as of which information is given in the Offering Memorandum, there shall not have been any material change in the capital stock or long-term debt of Holdings or the Company and its subsidiaries or any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of Holdings or the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Offering

         Memorandum; and none of Holdings, the Company and its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum;

                  (d) the Initial Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of Holdings and a certificate of an executive officer of the Company, in each case with specific knowledge about Holdings or the Company's and its subsidiaries' financial matters, as the case may be, satisfactory to the Initial Purchasers to the effect set forth in subsections (a) and
         (b) of this Section and to the further effect that there has not occurred any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of Holdings or the Company and its subsidiaries taken as a whole, as the case may be, from those set forth or contemplated in the Offering Memorandum;

                  (e) Koerner Silberberg & Weiner, LLP, counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date in form and substance satisfactory to the Initial Purchasers, to the effect that:

                           (i) the Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum;

                           (ii) the Company and each of its subsidiaries have
                  been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (iv) all of the outstanding shares of capital stock of the Subsidiary Guarantors have been duly and validly authorized and issued, are fully paid and non-assessable, and (except to secure obligations under the Credit Agreement) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                           (v) each of the Company and its subsidiaries has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the Registration Rights Agreement and in the case of the Company to issue, sell and deliver the Notes to the Initial Purchasers as provided herein and to consummate the Transactions and in the case of the Subsidiary Guarantors to guarantee the Notes;

                           (vi) this Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors;

                           (vii) the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and the Subsidiary Guarantors and is the legally valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally,
                  (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) the enforceability of rights to indemnification and contribution under the Registration Rights Agreement may be limited by applicable law and equitable consideration of public policy issues; the Registration Rights Agreement conforms in all material respects to the description thereof in the Offering Memorandum;

                           (viii) each of the agreements and other documents
                  comprising the Credit Agreement have been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors, and constitute valid and binding agreements of the Company and the Subsidiary Guarantors, enforceable in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (ix) the Transactions have been duly authorized by
                  all requisite corporate action on the part of each of the Company and the Subsidiary Guarantors;

                           (x) the Notes and the guarantees thereof have been duly authorized, and when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms and entitled to the benefits provided by the Indenture except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally and the availability of equitable remedies may be limited by equitable principles of general applicability; the Indenture (including the guarantees of the Notes by each of the Subsidiary Guarantors) has been duly authorized by the Company and the Subsidiary Guarantors and, when executed and delivered by the Company and the Subsidiary Guarantors (assuming the due execution and delivery thereof by the Trustee), the Indenture will constitute a valid and binding instrument of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Notes and the Indenture conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

                           (xi) no consent, approval, authorization, order,
                  license, registration or qualification of or with any United States court or governmental agency or body is required for the issue and sale by the Company of the Notes, the consummation by the Company and the Subsidiary Guarantors of the Transactions or, the execution, delivery and performance of this Agreement, the Indenture, the Notes or the Registration Rights Agreement by the Company and the Subsidiary Guarantors and compliance by the Company and the Subsidiary

                  Guarantors with all the provisions thereof and the consummation of the transactions herein and therein contemplated, except as may be required under state securities or Blue Sky laws (as to which such counsel need not express an opinion), and those which have heretofore been obtained in connection with the purchase and distribution of the Notes by the Initial Purchasers;

                           (xii) to such counsel's knowledge, neither the
                  Company nor any Subsidiary Guarantor is (i) in violation of its Certificate of Incorporation or By-Laws, (ii) in breach or violation of any judgment, decree or order to which it is a named party, except for any such breach or violation which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (iii) in breach or default under any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or a Subsidiary Guarantor is or will be, following the Transactions a party or by which it is or will be bound or to which any of the property or assets of the Company or any Subsidiary Guarantor is or will be subject, except for any such breach, or default, which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; the issue and sale of the Notes and the execution, delivery and performance by the Company and the Subsidiary Guarantors of all of their respective obligations under the Notes, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated and the consummation by the Company and the Subsidiary Guarantors of the Transactions will not conflict with or constitute or result in a breach or a default under or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound or to which any of the property or assets of the Company or any Subsidiary Guarantor is subject except for any such conflict, breach, default or violation which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (ii) the Certificate of Incorporation or By-Laws of the Company or any Subsidiary Guarantor, or (iii) any judgment, decree or order known to such counsel to which the Company or any Subsidiary Guarantor is a named party, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (xiii) to such counsel's knowledge, no legal or
                  governmental investigations, actions, suits or proceedings are pending or threatened to which the Company or any of its subsidiaries is a party (i) that would be required under the Securities Act to be described in a prospectus and are not described in the Offering Memorandum or (ii) which seek to restrain, enjoin or prevent the consummation of or otherwise challenge (A) the issuance or sale of the Notes in the manner contemplated by the Offering Memorandum or (B) the Transactions; no contract, agreement, instrument or document known to such counsel of a character required to be described in the Offering Memorandum in order to make the statements therein not misleading, is not so described;

                           (xiv) the statements in the Offering Memorandum under "Certain Transactions" insofar as such statements constitute a summary of the documents or legal matters referred to therein, fairly present in all material respects such documents or legal matters;

                           (xv) neither the Company nor any Subsidiary Guarantor is, or, after giving effect to the Transactions, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

                           (xvi)  except as disclosed in the Offering
                  Memorandum, there are no business relationships or related party transactions known to such counsel which would be required to be disclosed by Item 404 of Regulation S-K of the Securities and Exchange Commission in a registration statement of the Company and the Subsidiary Guarantors becoming effective on the date hereof;

                           (xvii) nothing has come to such counsel's attention
                  which causes such counsel to believe that (except for the financial statements and other financial and statistical information included therein as to which such counsel need express no belief) the Offering Memorandum, as of its date of issuance contained, and, as amended or supplemented if applicable, as of the Closing Date contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to the Initial Purchasers' counsel) of other counsel, reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of public officials and responsible officers of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Initial Purchasers and they are justified in relying thereon.

         With respect to the matters to be covered in subparagraph (xiv) above counsel may state their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto but is without independent check or verification except as specified.

         The opinion of Koerner Silberberg & Weiner, LLP described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  (f) Arnold & Porter, counsel for Holdings, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date in form and substance satisfactory to the Initial Purchasers, to the effect that:

                           (i) Holdings has been duly incorporated and is validly existing as a corporation in good standing under laws of Delaware;

                           (ii) except to secure obligations under the Credit Agreement, all of the outstanding shares of capital stock of the Company are owned by Holdings, free and clear of all liens, encumbrances, equities or claims;

                           (iii) Holdings has all requisite corporate power and
                  authority to consummate the Transactions, to execute, deliver and perform its obligations under this Agreement, the Warrant Agreement and the Warrants and to issue, sell and deliver the Warrants to the Initial Purchasers as provided herein;

                           (iv) this Agreement has been duly authorized, executed and delivered by Holdings;

                           (v) the Transactions have been duly authorized by all requisite corporate action on the part of CPAC;

                           (vi) each of the agreements and other documents comprising the Credit Agreement have been duly authorized, executed and delivered by Holdings, and constitute valid and binding agreements of Holdings, enforceable in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (vii) no consent, approval, authorization, order, license, registration or qualification of or with any United States court or governmental agency or body is required for the issue and sale by Holdings of the Warrants, the consummation by CPAC of the Transactions, the execution, delivery and performance of this Agreement, the Warrant Agreement or the Warrants, and compliance by Holdings with all the provisions thereof and the consummation of the transactions herein and therein contemplated, except as may be required under state securities or Blue Sky laws (as to which such counsel need not express an opinion), and those which have been obtained in connection with the purchase and distribution of the Units by the Initial Purchasers;

                           (viii) to such counsel's knowledge, Holdings is not
                  in violation of its Certificate of Incorporation or By-Laws, except for any such breach, which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; the issue and sale of the Warrants and the execution, delivery and performance by Holdings of all of its obligations under the Warrants, the Warrant Agreement and this Agreement and the consummation of the transactions herein and therein by Holdings will not conflict with or constitute or result in a breach or a default under or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which CPAC is a party or by which it is bound or to which any of the property or assets of CPAC is subject except for any such conflict, breach, default or violation which would not, individually or in the aggregate, have a material adverse effect on Holdings,
                  (ii) the Certificate of Incorporation or By-Laws of Holdings, or (iii) any judgment, decree or order known to such counsel to which Holdings is a named party, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a material adverse effect on Holdings;

                           (ix) the consummation by CPAC of the Transactions will not conflict with or constitute or result in a breach or a default under or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which CPAC is a party or by which it is bound or to which any of the property or assets of CPAC is subject except for any such conflict, breach, default or violation which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (ii) the Certificate of Incorporation or By-Laws of CPAC, or (iii) any judgment, decree or order known to such counsel to which CPAC is a named party, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (x) the capital stock of Holdings outstanding upon consummation of the Transactions is as described in the Offering Memorandum and is duly authorized, validly issued, fully paid and non-assessable and owned by Thayer and the Management Investors; the capital stock of Holdings held by Thayer will be free and clear of all liens, encumbrances, security interests and claims; and the Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants and, upon issuance in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and such issuance will not be subject to any pre-emptive or similar rights;

                           (xi) the statements in the Offering Memorandum under "The Transactions", "Description of the Units", "Description of Notes," "Description of Warrants," "Description of Credit Agreement" and "Certain Federal Income Tax Considerations," insofar as such statements constitute a summary of the documents or legal matters referred to therein, fairly present in all material respects such documents or legal matters;

                           (xii) no registration under the Securities Act of the
                  Units is required in connection with the sale of the Units to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Units by the Initial Purchasers in accordance with Section 2 (including Annex I) of this Agreement, and the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy the Units in the initial resales are "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act), non-U.S. Persons (as defined in Rule 902 under the Securities
                  Act) or accredited investors (as defined in Rule 501(a)(1),
                  (2), (3) or (7) of

                  Regulation D under the Securities Act), (ii) the accuracy of the Initial Purchasers' representations and those of the Company and the Subsidiary Guarantors contained in this Agreement regarding the absence of a general solicitation in connection with the sale of the Units to the Initial Purchasers and the initial resales thereof, and (iii) the accuracy of the representations made by each accredited investor who purchases Units in the initial resale as set forth in the Offering Memorandum;

                           (xiii) the Units satisfy the requirements set forth
                  in Rule l44A(d)(3) under the Securities Act;

                           (xiv) the Warrants have been duly authorized and, when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms thereof, will conform in all material respects to the description thereof in the Offering Memorandum and will constitute valid and binding obligations of Holdings, enforceable in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors generally and the availability of equitable remedies may be limited by equitable principles of general applicability; and

                           (xv) the Warrant Agreement has been duly authorized and, when executed and delivered, will constitute a valid and binding obligation of Holdings, enforceable against it in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors and the availability of equitable remedies may be limited by equitable principles of general applicability;

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to the Initial Purchasers' counsel) of other counsel, reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of public officials and responsible officers of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Initial Purchasers and they are justified in relying thereon.

         The opinion of Arnold & Porter described above shall be rendered to the Initial Purchasers at the request of Holdings and shall so state therein.

                  (g) on the date of the issuance of the Offering Memorandum and also on the Closing Date, Arthur Andersen LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain other financial information contained in the Offering Memorandum;

                  (h) The Company and the Subsidiary Guarantors shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Annex II;

                  (i) the Credit Agreement shall have been executed in form and substance reasonably satisfactory to the Initial Purchasers and each of the other Transactions shall occur simultaneously with the Closing;

                  (j) the Initial Purchasers shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel to the Initial Purchasers, with respect to the validity of the Indenture, the Warrant Agreement, the Notes and the Warrants, and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (k) on or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request; and

                  (l) on or prior to the Closing Date, each of Lexington Funding, Inc. and Verdi Funding Corp. shall have merged with and into Concord Financial Services, Inc., with Concord Financial Services, Inc. as the surviving corporation.

         7. Each of Holdings, the Company and the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (and any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through J.P. Morgan Securities Inc. expressly for use therein.

         Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless Holdings, the Company, the Subsidiary Guarantors, their directors and officers and each person who controls Holdings or the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from Holdings, the Company and the Subsidiary Guarantors to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through J.P. Morgan Securities Inc. expressly for use in the Offering Memorandum, any amendment or supplement thereto, or any preliminary offering memorandum.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred, reasonably promptly after the Indemnifying Person has been provided documentation in customary form therefor. Any such separate firm for the Initial

Purchasers and such control persons of Initial Purchasers shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for Holdings, the Company, the Subsidiary Guarantors, their directors, and officers and such control persons of Holdings and the Company shall be designated in writing by Holdings or the Company, as the case may be. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to approve and consent to a settlement of any proceeding or claim and to reimburse the Indemnified Person for fees and expenses related thereto contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding or claim effected without its written consent if
(i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have given written notice to such Indemnified Person stating whether or not such Indemnifying Person consents to such settlement in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Holdings, the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Holdings, the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Holdings, the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by Holdings and the Company, respectively, and the total discounts and commissions received by the Initial

Purchasers, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Units. The relative fault of Holdings, the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Holdings, the Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Notes set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of Holdings, the Company and the Subsidiary Guarantors set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of Holdings, the Company, the Subsidiary Guarantors, their officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Units.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

         9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date any of the Initial Purchasers shall fail or refuse to purchase Units which it or they have agreed to purchase hereunder on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         10. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of Holdings, the Company or any Subsidiary Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Holdings, the Company or any Subsidiary Guarantor shall be unable to perform their obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

         11. This Agreement shall inure to the benefit of and be binding upon Holdings, the Company and the Subsidiary Guarantors, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Units from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

         12. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. alone on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and will be effective only on receipt. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260;
Attention: Syndicate Department. Notices to Holdings shall be given to it c/o Thayer Equity Investors III, L.P., 1455 Pennsylvania Avenue, N.W., #350, Washington, D.C. 20004; Attention: Paul G. Stern, with a copy to Arnold & Porter, 555 12th Street, N.W., Washington, D.C. 20004; Attention: Neil Goodman. Notice to the Company shall be given to it at One Michael Avenue, Farmingdale, New York 11735; Attention: President with a copy to Koerner Silberberg & Weiner, LLP, 112 Madison Avenue, New York, New York 10016-7424; Attention: Carl Seldin Koerner.

         13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                            Very truly yours,

                                            COLORADO PRIME CORPORATION


                                            By:   /s/ Thomas S. Taylor
                                               ---------------------------------
                                            Name:     Thomas S. Taylor
                                            Title:

                                            COLORADO PRIME HOLDINGS, INC.


                                            By:   /s/ V. Frank Pottow
                                               ---------------------------------
                                            Name:     V. Frank Pottow
                                            Title:    Treasurer


                                            KAL-MAR PROPERTIES CORP.


                                            By:   /s/ Thomas S. Taylor
                                               ---------------------------------
                                            Name:     Thomas S. Taylor
                                            Title:    Chief Financial Officer


                                            CONCORD FINANCIAL SERVICES, INC.


                                            By:   /s/ Thomas S. Taylor
                                               ---------------------------------
                                            Name:     Thomas S. Taylor
                                            Title:    Chief Financial Officer


                                            PRIME FOODS DEVELOPMENT CORP.


                                            By:   /s/ Thomas S. Taylor
                                               ---------------------------------
                                            Name:     Thomas S. Taylor
                                            Title:    Chief Financial Officer

Accepted: May 6, 1997

         J.P. MORGAN SECURITIES INC.
         NATWEST CAPITAL MARKETS LIMITED
         DRESDNER KLEINWORT
           BENSON NORTH AMERICA LLC


         By: J.P. Morgan Securities Inc.


         By:    /s/ Brian J. Van Elslander
            ----------------------------------
         Name:      Brian J. Van Elslander
         Title:     Vice President

                                     ANNEX I


         (A) The Units have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents that in connection with sales outside the United States, it has offered and sold the Units and will offer and sell the Units to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or otherwise in accordance with Section 2 of this Agreement. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Units and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of Units (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Units covered hereby has not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act or otherwise in accordance with Section 2 of this Agreement. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         Each Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Units, except with its affiliates or with the prior written consent of the Company.

         (B) Notwithstanding the foregoing, Units in registered form may be offered, sold and delivered by the Initial Purchasers in the United States and to U.S. persons pursuant to Section 2 of this Agreement without delivery of the written statement required by paragraph (A) above.

         (C) Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Units in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Units in such jurisdictions. Each Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purposes. Each Initial Purchaser agrees not to cause any advertisement of the Units to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Units.

         (D) Each Initial Purchaser represents and agrees that it (i) will not offer or sell any Notes or Warrants to persons in the United Kingdom prior to admission of the Notes or Warrants as applicable, to listing in accordance with
Part IV of the Financial Services Act of 1986 (the "Financial Services Act"), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purpose of their business within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act, (ii) will comply with all applicable provisions of the Financial Services Act with respect to anything done by them in relation to the Notes or Warrants in, from or otherwise involving the United Kingdom, and (iii) will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Units other than any document required or permitted to be published by listing rules under Part IV of the Financial Services Act, to a person who is of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                                   SCHEDULE I





                                                                   Number
                                                                  of Units
Initial Purchaser                                             To Be Purchased
-----------------                                             ---------------
J.P. Morgan Securities Inc .............................           45,000
NatWest Capital Markets Limited ........................           45,000
Dresdner Kleinwort Benson North America LLC ............           10,000
                                                                  -------
         Total: ........................................          100,000
                                                                  =======